                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 28, 2002



                                 FRIEDMAN'S INC.
             (Exact name of registrant as specified in its charter)




                DELAWARE                        0-22356                          58-20583
      (State or other jurisdiction      (Commission File Number)     (IRS Employer Identification No.)
            of incorporation)

                               4 WEST STATE STREET
                             SAVANNAH, GEORGIA 31401
                    (Address of principal executive offices)

                                  912-233-9333
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On August 29, 2002, Friedman's Inc. ("Friedman's") entered into a three-year $150 million revolving credit facility, led by Bank of America and CIT Group, to replace its existing facility scheduled to expire September 15, 2002. In addition, on August 29, 2002, Crescent Jewelers, affiliate of Friedman's ("Crescent"), also replaced its expiring facility with a new three-year $50 million revolving credit facility, led by Bank of America and CIT Group.

         In conjunction with the new credit facilities, Friedman's restructured its financial support of Crescent by terminating its guarantee of Crescent's previous $112.5 million credit facility and making a direct investment totaling $85.0 million. This investment consists of $50.0 million of a Series A Preferred Stock and $35.0 million of a Senior Subordinated Note, a summary of the terms of which is as follows:

Series A Preferred Stock -- $50.0 million.

      - Floating rate dividend is equal to the all-in cost of funds under the Friedman's credit facility, plus a pre-tax amount approximating the 2% guarantee fee previously payable by Crescent, less the tax benefit Friedman's receives from the dividends received deduction.

      -     Initial dividend rate of approximately 6.26%.

      -     Cumulative dividends payable semi-annually on January 15th and July
            15th.

      - Friedman's can request that the preferred stock be redeemed by Crescent at any time after August 28, 2007.

      - The preferred stock carries no voting rights, but does have a preference in liquidation or upon a change of control.

Senior Subordinated Note -- $35.0 million

      - Floating rate interest is equal to the all-in cost of funds under the Friedman's credit facility, plus an amount approximating the 2% guarantee fee previously payable by Crescent.

      -     Initial interest rate of approximately 7.61%.

      -     Interest payable semi-annually on January 15th and July 15th.

      -     The note is due August 28, 2007.

      - All amounts due under the note are subordinate to Crescent's senior bank facility.

         Friedman's and Crescent are affiliates and Bradley J. Stinn, Chief Executive Officer of Friedman's, is the Chairman and Chief Executive Officer of Crescent. The purchase of both the Preferred Stock and the Subordinated Note was approved by a Special Committee of disinterested members of the Board of Directors of Friedman's.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      Exhibits:


10.1 Amended and Restated Credit Agreement, dated as of August 28, 2002, among Friedman's Inc. and certain of its subsidiaries party thereto, as the Credit Parties, the lending institutions named therein, as the Lenders, Bank of America, N.A., as Administrative Agent, and the CIT
      Group/Business Credit, Inc., as Syndication Agent.

10.2 Amended and Restated Credit Agreement, dated as of August 28, 2002, among Crescent Jewelers Inc., Crescent Jewelers, and certain of their Subsidiaries party thereto, as the Credit Parties, the lending institutions named therein, as the Lenders, the CIT Group/Business Credit, Inc., as Documentation Agent, and Bank of America, N.A., as Administrative Agent.

10.3 Series A Preferred Stock Purchase Agreement, dated as of August 28, 2002, by and among Crescent Jewelers, Crescent Jewelers, Inc., and Friedman's Inc.

10.4 Note Purchase Agreement, dated as of August 28, 2002, by and among Crescent Jewelers, Crescent Jewelers, Inc., and Friedman's Inc.

10.5  Senior Subordinated Note by Crescent Jewelers due August 28, 2007.

10.6  Amended and Restated Articles of Incorporation of Crescent Jewelers.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FRIEDMAN'S INC.
                                        (Registrant)



Date: September 10, 2002                By /s/Victor M. Suglia
                                        ----------------------
                                              Victor M. Suglia
                                              Senior Vice President,
                                              Chief Financial Officer,
                                              Treasurer and Secretary


                                      -4-